UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 25, 2012, Triton Nautilus Asset Leasing GmbH (“TNAL GMBH”), a wholly-owned indirect Swiss subsidiary of Transocean Ltd. (together with its affiliates, the “Company”), entered into a bank credit agreement with a syndicate of lenders and DNB Bank ASA as administrative agent, which established a $900 million three-year secured revolving credit facility (the “New Credit Facility”) that is scheduled to expire on October 25, 2015.

Borrowings under the New Credit Facility are secured by three drilling rigs: Deepwater Champion, Discoverer Americas and Discoverer Inspiration (collectively, the “Mortgaged Drilling Rigs”) and are guaranteed by Transocean Ltd. and Transocean Inc.  Among other things, the New Credit Facility includes limitations on creating liens, incurring subsidiary debt, transactions with affiliates, sale/leaseback transactions, mergers and the sale of substantially all assets.

The New Credit Facility also includes a covenant imposing a maximum debt to tangible capitalization ratio of 0.6 to 1.0.  Commitments and borrowings under the New Credit Facility are subject to mandatory reductions and prepayments, respectively, if a Mortgaged Drilling Rig is sold, an event of loss with respect to a Mortgaged Drilling Rig occurs, a collateral maintenance test is not satisfied or certain other events occur.  Borrowings under the New Credit Facility are subject to acceleration upon the occurrence of an event of default.

A default under the Company’s public debt indentures, its bank credit agreements, its capital lease contract or any other debt owed by it to unaffiliated entities that exceeds $125 million could trigger a default under the New Credit Facility and, if not waived by the lenders party thereto, could cause the Company to lose access to the New Credit Facility and result in the foreclosure of those liens securing the New Credit Facility.

TNAL GMBH’S commitment fee and lending margin under the New Credit Facility are subject to change based on the credit rating of Transocean Inc.’s non-credit enhanced senior unsecured long-term debt supported by the guaranty of Transocean Ltd. (“Debt Rating”). The interest rate margin that is added to LIBOR varies between 0.875% and 2.50% depending on our Debt Rating.  Based on our current Debt Rating, the interest rate margin is 2.0%.

We currently have no borrowings outstanding under the New Credit Facility.

The description of the New Credit Facility is a summary and does not purport to be complete and is qualified in its entirety by reference to the provision of the New Credit Facility, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated October 25, 2012 among Triton Nautilus Asset Leasing GmbH, the lenders parties thereto and DNB Bank, ASA, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: October 30, 2012	By:	/s/ Ryan H. Tarkington
Ryan H. Tarkington
Authorized Person

Exhibit No.	Description
10.1	Credit Agreement dated October 25, 2012 among Triton Nautilus Asset Leasing GmbH, the lenders parties thereto and DNB Bank, ASA, as administrative agent.